Exhibit 99.1

Rithm Property Trust Inc. Announces First Quarter 2025 Results

New York, NY—BUSINESS WIRE —Rithm Property Trust Inc. (NYSE: RPT, “Rithm Property Trust” or the “Company”) today announced the following information for the quarter ended March 31, 2025.
First Quarter 2025 Financial Highlights:
•GAAP comprehensive income of $1.1 million, or $0.02 per diluted common share1,2
•Earnings available for distribution of $0.7 million or $0.02 per diluted common share1,3
•Paid a common dividend of $2.7 million or $0.06 per common share
•Book value per common share of $5.401

	Q1 2025	Q4 2024
Summary of Operating Results:
Comprehensive Income per Diluted Common Share[1,2]	$0.02	$0.05
Comprehensive Income (in millions)	$1.1	$2.2

Non-GAAP Results:
Earnings Available for Distribution per Diluted Common Share[1,3]	$0.02	$0.01
Earnings Available for Distribution[2] (in millions)	$0.7	$0.3

Book Value:
Book Value per Common Share	$5.40	$5.44
Book Value (in millions)	$245.3	$246.9
Common Shares Outstanding	45,420,752	45,420,752
Total Equity (in millions)	$295.9	$246.9

Common Dividend Paid:
Common Dividend per Share	$0.06	$0.06
Aggregate Common Dividend (in millions)	$2.7	$2.8
__________________________________________
1.Per common share calculations for both GAAP comprehensive income and earnings available for distribution are based on weighted average diluted shares of 45,422,030 and 45,298,505 for the quarters ended March 31, 2025 and December 31, 2024, respectively. Book value per share is based on 45,420,752 common shares outstanding for each of the quarters ended March 31, 2025 and December 31, 2024.
2.Comprehensive income is a GAAP financial measure that adjusts GAAP net income by any unrealized gain (loss) on investment securities measured at fair value through other comprehensive income and the related income tax effect, if any.
3.Earnings available for distribution is a non-GAAP financial measure. For a reconciliation of earnings available for distribution to GAAP comprehensive income, as well as an explanation of this measure, please refer to the section entitled “Non-GAAP Financial Measures and Reconciliation to GAAP Comprehensive Income.”
“Rithm Property Trust continued its track record of earnings growth under Rithm in the first quarter of 2025, despite a challenging macro-economic environment,” said Michael Nierenberg, Chief Executive Officer of Rithm Capital. “This demonstrates the strength of our platform and deep real estate expertise in consistently creating value for our shareholders. We remain opportunistic with our capital and are focused on the continued transformation of the RPT platform.”

First Quarter Company Highlights:
•Deployed $64 million of Capital into CRE Investments: Acquired $46.7 million in unpaid principal balance (“UPB”) of commercial mortgage-backed securities (“CMBS”) bringing our total investment in CMBS to $274.6 million in UPB. Invested $17.5 million in a floating rate senior subordinate mortgage loan collateralized by a commercial real estate property located in New York City.
•Preferred Stock Issuance: Issued 2,084,232 shares of 9.875% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (the “Preferred Stock”) for net proceeds of $50.8 million, including the partial exercise by the underwriters of 84,232 shares of Preferred Stock pursuant to their over-allotment option. The Preferred Stock has a liquidation preference of $25.00 per share and is listed on the NYSE under the symbol “RPT.PRC.”
•Legacy RMBS Sale: Sold legacy RMBS available-for-sale with a total UPB of $20.7 million, resulting in a remaining RMBS portfolio with a total UPB of $101.1 million.
Dividend Declaration:
•On April 25, 2025, the Company’s Board of Directors declared a cash dividend of $0.06 per share to be paid on May 30, 2025, to stockholders of record as of May 15, 2025.
Financial results for the quarter ended March 31, 2025, are included in the tables at the end of this press release.
Additional Information
For additional information that management believes is useful for investors, please refer to the latest presentation posted on the News & Events - Presentations section of the Company’s website, www.rithmproperty trust.com. Information on, or accessible through, our website is not a part of, and is not incorporated into, this press release.

Earnings Conference Call
Rithm Property Trust will host a conference call at 8:00 AM ET on Monday, April 28, 2025, to review its financial results for the quarter ended March 31, 2025. A webcast of the conference call will be available to the public on a listen-only basis at the Company’s website, www.rithmpropertytrust.com. Participants are encouraged to pre-register for the webcast at https://events.q4inc.com/attendee/544479904. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the webcast. A copy of the earnings release will also be posted to the News & Events – Press Releases section of the Company’s website.
A replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Monday, May 12, 2025 in the News & Events – Events section of the Company’s website.

RITHM PROPERTY TRUST INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands except share and per share amounts)
(Unaudited)

	Three months ended
	March 31, 2025	December 31, 2024
Revenues:
Interest income	$13,200	$12,873
Interest expense	(9,386)	(9,239)
Net interest income	3,814	3,634
Fair value adjustment on mortgage loans held-for-sale, net	970	970
Other (loss)/income	(4,535)	1,029
Total income, net	249	5,633
Expenses:
Related party loan servicing fee	510	524
Related party management fee	1,445	1,410
Professional fees	895	769
Other expense	927	1,147
Total expense	3,777	3,850
(Loss)/income before income tax	(3,528)	1,783
Income tax expense (benefit)	(136)	26
Net (loss)/income	(3,392)	1,757
Less: net income/(loss) attributable to the non-controlling interests	2	(1,157)
Net (loss)/income attributable to the Company	(3,394)	2,914
Less: dividends on preferred stock	350	—
Net (loss)/income attributable to common stockholders	$(3,744)	$2,914
Plus: Unrealized (loss)/gain on available-for-sale securities	4,424	(1,432)
Plus: Amortization of unrealized loss on held-to-maturity securities	434	720
Comprehensive Income	$1,114	$2,202

Net (loss)/income per share of common stock:
Basic	$(0.08)	$0.06
Diluted	$(0.08)	$0.06
Weighted average number of shares of common stock outstanding:
Basic	45,422,030	45,298,505
Diluted	45,422,030	45,298,505

RITHM PROPERTY TRUST INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands except per share amounts)
(Unaudited)

	March 31, 2025	December 31, 2024
Assets:
Cash and cash equivalents	$97,439	$64,252
Mortgage loans held-for-sale, net	27,469	27,788
Mortgage loans held-for-investment, net	386,997	396,052
CMBS at fair value (amortized cost of $275,602 and $245,539, respectively)	275,541	246,614
RMBS available-for-sale, at fair value (amortized cost of $50,653 and $68,298, respectively)	48,948	62,169
Investments in securities, held-to-maturity	44,912	46,043
Other investments, at fair value	25,941	29,916
Investments in beneficial interests, net	90,565	89,704
Equity investments in affiliates	17,618	537
Other assets	12,901	14,264
Total Assets	$1,028,331	$977,339
Liabilities and Equity
Liabilities:
Secured borrowings, net	$250,903	$258,353
Borrowings under repurchase transactions	367,010	356,565
Notes payable, net	107,862	107,647
Accrued expenses and other liabilities	6,636	8,006
Total Liabilities	732,411	730,571
Commitments and Contingencies
Equity:
Preferred stock, $0.01 par value, 25,000,000 shares authorized, 2,084,232 and 0 shares issued and outstanding, respectively at March 31, 2025 and December 31, 2024, $52,105,800 aggregate liquidation preference	50,785	—
Common stock $0.01 par value, 125,000,000 shares authorized, 47,085,117 shares issued and 45,420,752 shares outstanding, respectively at March 31, 2025 and December 31, 2024	471	471
Additional paid-in capital	425,052	425,039
Treasury stock	(11,594)	(11,594)
Accumulated deficit	(164,510)	(158,003)
Accumulated other comprehensive loss	(4,133)	(8,991)
Equity attributable to stockholders	296,071	246,922
Non-controlling interests	(151)	(154)
Total Equity	295,920	246,768
Total Liabilities and Equity	$1,028,331	$977,339

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP COMPREHENSIVE INCOME
“Earnings available for distribution” is a non-GAAP financial measure of the Company’s operating performance, which is used by management to evaluate the Company’s performance excluding: (i) net realized and unrealized gains and losses on certain assets and liabilities; (ii) other net income and losses not related to the performance of the investment portfolio; and (iii) non-capitalized transaction related expenses.

The Company has three primary variables that impact its performance: (i) net interest margin on assets held within the investment portfolio; (ii) realized and unrealized gains or losses on assets held within the investment portfolio, including any impairment or reserve for expected credit losses; and (iii) the Company’s operating expenses and taxes.

The Company’s definition of earnings available for distribution excludes certain realized and unrealized losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance. Within other net income and losses, management primarily excludes equity-based compensation expenses.

With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction-related expenses generally relate to legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments.

Management believes that the adjustments to compute “earnings available for distribution” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current core performance using the same financial measure that management uses to operate the business. Management also utilizes earnings available for distribution as a financial measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on earnings available for distribution as an indicator of the results of such decisions. Earnings available for distribution excludes certain recurring items, such as gains and losses (including impairment) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such earnings available for distribution is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP comprehensive income which is inclusive of all of the Company’s activities.

The Company views earnings available for distribution as a consistent financial measure of its portfolio’s ability to generate income for distribution to common stockholders. Earnings available for distribution does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP, and the Company’s calculation of this financial measure may not be comparable to similarly entitled financial measures reported by other companies. Furthermore, to maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. Because the Company views earnings available for distribution as a consistent financial measure of its ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company’s board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company’s taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

Reconciliation of GAAP Comprehensive Income to Earnings Available for Distribution
(Dollars in thousands except per share amounts)
(Unaudited)

The table below provides a reconciliation of earnings available for distribution to the most directly comparable GAAP financial measure:

	Three months ended
	March 31, 2025	December 31, 2024
Comprehensive income — GAAP	$1,114	$2,202
Adjustments:
Net income/(loss) attributable to non-controlling interest	2	(1,157)
Realized and unrealized gains	(317)	(804)
Other adjustments[1]	(82)	82
Earnings Available for Distribution — Non-GAAP	$717	$323

Weighted average shares - basic	45,422,030	45,298,505
Weighted average shares - diluted	45,422,030	45,298,505

Basic Earnings Available for Distribution per common share	$0.02	$0.01
Diluted Earnings Available for Distribution per common share	$0.02	$0.01
___________________________________
1. Other adjustments include amortization, income taxes and stock-based compensation.

About Rithm Property Trust
Rithm Property Trust is a real estate investment platform externally managed by an affiliate of Rithm Capital Corp. (“Rithm Capital”) (NYSE: RITM). Rithm Property Trust has historically focused on acquiring, investing in and managing re-performing loans and non-performing loans secured by single-family residences and commercial properties. In connection with the 2024 strategic transaction with Rithm Capital, the Company transitioned to a flexible commercial real estate focused investment strategy. Rithm Property Trust is a Maryland corporation that is organized and conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes.

Forward-Looking Statements
This press release contains certain information which constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “seek,” “believes,” “intends,” “expects,” “projects,” “anticipates,” “plans” and “future” or similar expressions are intended to identify forward-looking statements. These statements are not historical facts. These forward-looking statements represent management’s current expectations regarding future events and are subject to the inherent uncertainties in predicting future results and conditions, many of which are beyond our control. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements see the sections entitled “Cautionary Statement Regarding Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings, including the Company’s recent proxy statements, filed with the Securities and Exchange Commission. The Company expressly disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Investor Relations
646-868-5483
ir@rithmpropertytrust.com